UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2017

SOLARIS POWER CELLS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-53982	46-3386352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

2159 India Street

San Diego, CA 92101

(Address of Principal Executive Offices)

619-629-0922

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On 21 April 2017, Solaris Power Cells, Inc. (the “Company”) and migme Limited (“Migme”) executed a Share Exchange Agreement (the “Agreement”) under which the Company would acquire all of the issued and outstanding shares of stock of Migme’s wholly-owned subsidiary, Project Goth, Inc. (“PGI”). PGI is a subsidiary of Migme that holds all of the operating companies of Migme, as well as all intellectual property of Migme. As such, the transaction will represent the purchase by the Company of Migme’s entire operating assets and businesses.

Under the terms of the Agreement, the Company will acquire 100% of the PGI shares (the “PGI Shares”), which is to include all PGI Shares owned by the Convertible Loan Financiers, as discussed below. At Closing, in exchange for the PGI Shares, the Company will issue that number of shares of the Company’s common stock representing 45% of the Company’s common stock (calculated on a fully diluted basis) at the Closing (the “Acquisition Shares”). Upon Closing, Migme will be entitled to nominate two members to the Company’s Board of Directors, with an additional three directors to be nominated by the Company.

The closing of the proposed transaction (the “Closing”) is conditioned on the satisfaction or waiver of a number of conditions, including, though not limited to, the following:

1.	Migme obtaining shareholder approval in accordance with all applicable requirements of the Australian Securities Exchange, which is Australia’s primary securities exchange for public companies, and on which Migme is listed.

2.	Migme and PGI raising at least One Million Five Hundred Thousand Dollars in exchange for convertible loans (the “Convertible Loans”) on terms acceptable to Migme and the Company, from investors (the “Convertible Loan Financiers”) who will be required to convert all such Convertible Loans into a pro rata amount of the Acquisition Shares.

3.	All inter-company debt owed to Migme by its subsidiaries are to be converted into additional shares in those subsidiaries.

4.	The Company must be current in its SEC reporting obligations.

5.	Additional customary closing conditions.

The Agreement includes customary representations, warranties and covenants of Migme and the Company. The foregoing description of the Agreement and transaction envisioned thereunder does not purport to be complete and is qualified in its entirety by the actual Agreement.

Item 7.01	Regulation FD Disclosure.

On 21 April 2017 the Company issued a press release (the “Press Release”) announcing the proposed acquisition described in Item 1.01, above. In the Press Release, the Company announced that it believed that the Closing would occur by 15 June 2017. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

As of the date of this Report the Closing has yet to occur. A number of the conditions to Closing have yet to be satisfied, including without limitation, (i) the Company not yet being current in its filing obligations with the SEC; and, (ii) Migme and PGI have not yet raised the entire amount required under the Convertible Loans.

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The Company and Migme continue to work cooperatively toward a Closing. Each party is committed to the transaction and is taking all necessary action to satisfy all conditions to Closing.

Item 9.01	Financial Statements And Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

99.1	21 April 2017 Press Release.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 26 June 2017	SOLARIS POWER CELLS, INC.

	By:	/s/ Neil Kleinman
Neil Kleinman,
Chief Executive Officer

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